Exhibit 99.1

Envoy Medical Reports Full Year 2025 Financial Results

Received FDA approval to expand fully implanted Acclaim® Cochlear Implant Pivotal Clinical Trial to final stage

Strengthened balance sheet by extinguishing $32 million in debt

Subsequent to year-end, closed on transformational capital raise led by established institutional healthcare investors and completed enrollment of Pivotal Clinical Trial for first-of-its-kind fully implanted cochlear implant

White Bear Lake, Minnesota – March 23, 2026 – Envoy Medical® Inc. (NASDAQ: COCH) (“Envoy Medical” or the “Company”), a hearing health company pioneering fully implanted hearing solutions, today announced its corporate and financial results for the full year ended December 31, 2025, as well as other subsequent events.

Corporate and Financial Highlights for 2025:

●	Received FDA Approval to Expand Its Pivotal Clinical Trial to Final Stage Based on Submission of Promising Three-Month Data

●	Extinguished over $32 Million in Debt, Strengthening Balance Sheet

●	Completed First Set of Activations in Final Stage of Pivotal Clinical Study for its First-Of-Its-Kind Fully Implanted Acclaim(R) Cochlear Implant

●	Achieved Six-Month Milestone with First 10 Patients in Acclaim(R) Cochlear Implant Clinical Trial

Highlights Subsequent to 2025 Year End:

●	Completed enrollment of a 56-patient U.S. pivotal trial for the fully implanted Acclaim® Cochlear Implant

●	Strengthened balance sheet with up to $78M public offering ($30M received, $48M potential from warrants)

●	Expanded IP portfolio to 47 patents across North America, Europe, Asia, and Australia as of Feb. 20, 2026

Brent Lucas, CEO of Envoy Medical, commented: “We are extremely proud of the significant progress we made as a company in 2025, which included the FDA approval to expand our pivotal clinical trial to its final stage.

We were also, on the financial side, able to extinguish over $32 million in debt to create a much stronger balance sheet. In addition, we continued to further expand our global patent portfolio as a leading fully implanted hearing technology company.

The momentum from 2025 has set the stage for an exceptional start to 2026. In February, we closed a transformational capital raise that included established institutional healthcare investors and existing shareholders. In March, we announced complete enrollment of our pivotal clinical trial for investigational fully implanted Acclaim cochlear implant. We are now in a strengthened position as we continue to gather data and look forward to submitting our PMA application to the FDA.

The future is bright for Envoy Medical as we aim to revolutionize hearing health by providing fully implanted solutions to address the unmet needs of millions of individuals worldwide. We hope you join us on this meaningful and exciting journey.”

Financial Results for the Year Ended December 31, 2025 (dollars in thousands):

Net Revenue was $241 as of December 31, 2025 compared to $225 for year ended December 31, 2024. The increase of $16 was primarily driven by the sales of the Esteem® FI-AMEI implant and related replacement components.

Cost of goods sold increased $132 compared to the year ended December 31, 2024. The increase is primarily due to an increase in scrap and non-recurring expenses of $190, which was partially offset by lower fees for third-parties performing work related to our products of $77.

R&D expenses, which include expenses related to the Acclaim pivotal clinical trial, increased by $2,307 for the year ended December 31, 2025 compared to the year ended December 31, 2024. This increase mainly reflects additional clinical trial expense during enrollment.

Sales and marketing expenses of December 31, 2025 were $1,220 compared to $1,734 for the year ended December 31, 2024 a decrease of $514. The decrease is primarily due to a reduction of legal fees associated with reimbursement work for the Esteem FI-AMEI product.

General and administrative expenses increased $1,105 to $7,931 for the year ended December 31, 2025 compared to $6,826 for the year ended December 31, 2024. The increase was primarily due to severance costs associated with the former Chief Financial Officer and increased consulting expenses.

As of December 31, 2025, cash was approximately $3.7 million.

The Acclaim® cochlear implant received Breakthrough Device Designation from the FDA in 2019 and is currently under investigation as part of a U.S. based pivotal clinical trial. For more information on the trial, visit www.envoymedical.com/acclaim-pivotal.

To be added to the Envoy Medical email distribution list, please email Envoy@kcsa.com with COCH in the subject line.

About Envoy Medical, Inc.

Envoy Medical (NASDAQ: COCH) is a hearing health company focused on providing innovative technologies across the hearing loss spectrum. Envoy Medical has pioneered one-of-a-kind, fully implanted devices for hearing loss, including its fully implanted Esteem® active middle ear implant, commercially available in the U.S. since 2010, and the fully implanted Acclaim® cochlear implant, an investigational device. Envoy Medical is dedicated to pushing hearing technology beyond the status quo to improve access, usability, compliance, and ultimately quality of life.

About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant (“Acclaim CI”) is a first-of-its-kind hearing device. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound.

The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI is expected to be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by Federal (or United States) law to investigational use.

About the Esteem® Fully Implanted Active Middle Ear Implant (FI-AMEI)

The Esteem fully implanted active middle ear implant (FI-AMEI) is the only FDA-approved, fully implanted* hearing device for adults diagnosed with moderate to severe sensorineural hearing loss allowing for 24/7 hearing capability using the ear’s natural anatomy. The Esteem FI-AMEI hearing implant is invisible and requires no externally worn components and nothing is placed in the ear canal for it to function. Unlike hearing aids, you never put it on or take it off. You can’t lose it. You don’t clean it. The Esteem FI-AMEI hearing implant offers true 24/7 hearing.

*	Once activated, the external Esteem FI-AMEI Personal Programmer is not required for daily use.

Important safety information for the Esteem FI-AMEI can be found at: https://www.envoymedical.com/safety-information.

Additional Information and Where to Find It

Copies of the documents filed by Envoy Medical with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the expectations of Envoy Medical concerning the outlook for its business, productivity, plans and goals for future operations; the ability to obtain additional patents and develop future products or product improvements; the ability to maintain compliance with Nasdaq rules and requirements; the timing and future outcome of its FDA pivotal trial; the ability to raise capital and the amount of capital required to complete the FDA pivotal trial and early commercialization; the Acclaim CI being the first to market fully implanted cochlear implant; the timing and results of activations, enrollments, follow-up visits, data, and clinical trials of the Acclaim CI; and the participation or any changes or delays in participation of any subjects, institutions, or healthcare professionals in such trials; the safety, performance, and market acceptance of the Acclaim CI; the timing and results of the Acclaim CI’s PMA submission to the FDA; the size of Envoy Medical’s addressable market, operational performance, future market conditions or economic performance and developments in the capital and credit markets; and any information concerning possible or assumed future operations of Envoy Medical. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Envoy Medical does not guarantee that the events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to changes in the market price of shares of Envoy Medical’s Class A Common Stock; changes in or removal of Envoy Medical’s shares inclusion in any index; Envoy Medical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy Medical products; the ability to engage competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy Medical’s suppliers, or disruptions in Envoy Medical’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical’s key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K filed by Envoy Medical on March 23, 2026, and in other reports Envoy Medical files, with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

Investor Contact:

Phil Carlson
KCSA Strategic Communications
O: 212.896.1233
E: Envoy@kcsa.com

Media Contact:

Anne Donohoe
KCSA Strategic Communications
O: 732-620-0033
E: Envoy@kcsa.com

ENVOY MEDICAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2025	2024
Current assets:
Cash	$3,739	$5,483
Accounts receivable, net	34	38
Other receivable	19	780
Inventories	1,546	1,708
Prepaid expenses and other current assets	941	887
Total current assets	6,279	8,896
Property and equipment, net	1,035	1,275
Operating lease right-of-use asset (related party)	886	879
Prepaid expenses and other assets	358	488
Total assets	$8,558	$11,538

Liabilities, mezzanine equity, and stockholders’ deficit
Current liabilities:
Accounts payable	$2,920	$1,652
Accrued expenses	7,639	3,713
Accrued interest (related party)	-	703
Other current liabilities	518	573
Forward purchase agreement warrant liability	24	472
Product warranty liability, current portion	287	282
Operating lease liability, current portion (related party)	174	143
Total current liabilities	11,562	7,538
Term loans payable (related party)	-	18,716
Product warranty liability, net of current portion	1,605	1,771
Operating lease liability, net of current portion (related party)	745	802
Private warrant liability	5,835	-
Publicly traded warrant liability	551	662
Other liability	27	891
Total liabilities	20,325	30,380

Commitments and contingencies

Mezzanine equity
Warrants issued to placement agent	391	-

Stockholders’ deficit
Series A Preferred Stock, $0.0001 par value; 100,000,000 shares authorized and 10,000,000 shares designated as of December 31, 2025 and December 31, 2024; 4,126,667 shares issued and outstanding as of December 31, 2025 and December 31, 2024	-	-
Class A Common Stock, $0.0001 par value; 400,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 28,934,960 shares issued and outstanding as of December 31, 2025 and 21,326,609 shares issued and outstanding as of December 31, 2024	3	2
Additional paid-in capital	301,355	266,013
Accumulated deficit	(313,396)	(284,734)
Accumulated other comprehensive loss	(120)	(123)
Total stockholders’ deficit	(12,158)	(18,842)
Total liabilities, mezzanine equity, and stockholders’ deficit	$8,558	$11,538

ENVOY MEDICAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Year Ended
	December 31,
	2025	2024
Net revenues	$241	$225
Costs and operating expenses:
Cost of goods sold	874	742
Research and development	12,486	10,179
Sales and marketing	1,220	1,734
General and administrative	7,931	6,826
Total costs and operating expenses	22,511	19,481
Operating loss	(22,270)	(19,256)
Other income (expense):
Change in fair value of forward purchase agreement put option liability	-	103
Change in fair value of forward purchase agreement warrant liability	534	411
Change in fair value of forward purchase agreement warrant liability due to extension	(24)	(881)
Loss on offering and change in fair value of private warrant liability	(494)	-
Change in fair value of publicly traded warrant liability	111	(330)
Interest expense, related party	(1,590)	(816)
Other expense, net	(23)	(26)
Total other income (expense), net	(1,486)	(1,539)
Net loss	(23,756)	(20,795)

Induced conversion of Series A Preferred Stock into Class A Common Stock	-	(1,162)
Deemed dividend on waiver of restriction on Class A Common Stock	-	(495)
Cumulative preferred dividends	(4,906)	(5,521)

Net loss attributable to common stockholders, basic and diluted	$(28,662)	$(27,973)
Net loss per share attributable to common stockholders, basic and diluted	$(1.23)	$(1.49)
Weighted-average Class A Common Stock outstanding, basic and diluted	23,259,598	18,790,448
Other comprehensive income (loss):
Foreign currency translation adjustment	3	(5)
Other comprehensive income (loss)	3	(5)
Comprehensive loss	$(23,753)	$(20,800)

ENVOY MEDICAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended
	December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(23,756)	$(20,795)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	302	173
Interest expense and amortization of debt discount on Term Loans (related party)	1,590	816
Stock-based compensation for services	88	-
Amortization of prepaid insurance	964	1,047
Stock-based compensation	657	562
Loss on offering and change in fair value of private warrant liability	494	-
Change in fair value of publicly traded warrant liability	(111)	330
Change in fair value of forward purchase agreement warrant liability	(534)	(411)
Change in fair value of forward purchase agreement put option liability	-	(103)
Change in fair value of forward purchase agreement warrant liability due to extension	24	881
Net change in operating lease right-of-use assets and liability (related party)	206	113
Change in inventory reserve	36	76
Changes in operating assets and liabilities:
Accounts receivable, net	4	32
Other receivable	761	(604)
Inventories	126	(380)
Prepaid expenses and other current assets	(8)	9
Accounts payable	1,385	(19)
Operating lease liability (related party)	(239)	(145)
Accrued expenses	839	(241)
Product warranty liability	(161)	(181)
Other liability	(868)	891
Net cash used in operating activities	(18,201)	(17,949)

Cash flows from investing activities
Purchases of property and equipment	(179)	(980)
Net cash used in investing activities	(179)	(980)

Cash flows from financing activities
Payments on insurance financing loans	(827)	(916)
Proceeds from the issuance of Term Loans (related party)	10,000	20,000
Dividends paid to stockholders of Series A Preferred Stock	(1,819)	(2,447)
Payment made for extinguishment of Term Loans (related party)	(100)	-
Proceeds from the issuance of Class A Common Stock from ATM offering	414	-
Proceeds from issuance of Class A Common Stock under employee stock purchase plan	184	63
Proceeds from exercise of forward purchase agreement warrants	3,111	1,815
Proceeds from the issuance of Class A Common Stock and Investor Warrants from registered direct offering	6,500	-
Offering costs from the issuance of Class A Common Stock and Investor Warrants from registered direct offering	(768)
Deferred offering costs	(62)	-
Proceeds from the issuance of Class A Common Stock associated with forward purchase agreement, net of transaction costs	-	1,683
Net cash provided by financing activities	16,633	20,198

Effect of exchange rate changes on cash	3	(5)
Net (decrease) increase in cash	(1,744)	1,264
Cash, beginning of year	5,483	4,219
Cash, end of year	$3,739	$5,483

Supplemental disclosures of cash flow information:
Cash paid for interest	$36	$41
Non-cash investing and financing activities:
Accrued and unpaid dividends on Series A Preferred Stock	$3,087	$3,074
Financing of prepaid insurance	$772	$843
Issuance of Term Loan Warrants (related party)	$1,570	$1,397
Accrued interest capitalized into term loans payable (related party)	$800	$-
Modification of forward purchase agreement warrant	$62	$94
Lease liabilities arising from obtaining right-of-use assets	$121	$528
Extinguishment of excess warrant liability upon exercise of forward purchase agreement warrant	$-	$96
Waiver of accrued dividends associated with Sponsor Support Agreement	$-	$3,733
Deemed dividend on waiver of restriction on Class A Common Stock	$-	$495
Induced conversion of Series A Preferred Stock to Class A Common Stock	$-	$1,162
Property and equipment purchased on account	$-	$117
Modification of Term Loan Warrants (related party)	$1,455	$-
Deemed capital contribution associated with the extinguishment of Term Loans (related party)	$27,883	$-
Issuance of Placement Agent Warrants	$391	$-